SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

July 8, 2004

Date of Report (date of earliest event reported)

CELERITEK, INC.

(Exact name of Registrant as specified in its charter)

California	0-23576	77-0057484

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3236 Scott Boulevard
Santa Clara, California 95054

(Address of principal executive offices)

(408) 986-5060

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

     On July 8, 2004, Celeritek, Inc. (“Celeritek”) entered into an Asset Purchase Agreement with Teledyne Wireless, Inc., a Delaware corporation (“Teledyne”). Pursuant to the Asset Purchase Agreement, Teledyne will acquire certain assets relating to Celeritek’s defense electronics division for $33 million in cash (the “Transaction”). A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

     In addition to customary closing conditions, the Transaction is subject to the approval of Celeritek’s shareholders. In connection with the execution of the Asset Purchase Agreement, each of Celeritek’s directors and their affiliated investment funds that hold Celeritek shares, totaling approximately 9.3% of Celeritek’s outstanding shares, entered into Voting Agreements with Teledyne to vote such shares in favor of the Transaction. A copy of the form of Voting Agreement is attached hereto as Exhibit 2.2 and incorporated herein by reference.

     In connection with the execution of the Asset Purchase Agreement, Celeritek and Teledyne entered into a Supply Agreement which will become effective upon the closing of the Transaction. Pursuant to the Supply Agreement, Celeritek will supply Teledyne with gallium-arsenide semiconductor components for use in the defense microwave products. A copy of the Supply Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     On July 8, 2004, Celeritek and Teledyne issued a joint press release to announce the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

2.1	Asset Purchase Agreement, dated as of July 8, 2004, by and between Teledyne Wireless, Inc. and Celeritek, Inc.*

2.2	Form of Voting Agreement between Teledyne Wireless, Inc. and each of the director of Celeritek, Inc. and their affiliated investment funds that hold Celeritek, Inc. shares.

10.1	Supply Agreement by and between Celeritek, Inc. and Teledyne Wireless, Inc. (d/b/a Teledyne Microwave)

99.1	Press Release issued by Teledyne and Celeritek on July 8, 2004

*	Excluding schedules, exhibits and other similar attachments, copies of which will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.

Date: July 9, 2004	By:	/s/ Margaret E. Smith
Margaret E. Smith Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of July 8, 2004, by and between Teledyne Wireless, Inc. and Celeritek, Inc.

2.2	Form of Voting Agreement between Teledyne Wireless, Inc. and each of the director of Celeritek, Inc. and their affiliated investment funds that hold Celeritek, Inc. shares.

10.1	Supply Agreement by and between Celeritek, Inc. and Teledyne Wireless, Inc. (d/b/a Teledyne Microwave)

99.1	Press Release issued by Teledyne and Celeritek on July 8, 2004